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                                                                      EXHIBIT 15


We are aware of the incorporation by reference in the Registration Statement of Texas Industries, Inc. for the registration of 2,900,000 shares of its common stock of our reports dated September 16, 1997, December 15, 1997, and March 20, 1998 relating to the unaudited condensed consolidated interim financial statements of Texas Industries, Inc. that are included in its Forms 10-Q for the quarters ended August 31, 1997, November 30, 1997, and February 28, 1998.


                                                        /s/ ERNST & YOUNG LLP

Dallas, Texas
April 17, 1998